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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 22, 1999

                             SEARS, ROEBUCK AND CO.

               (Exact name of registrant as specified in charter)

    New York                      1-416                         36-1750680
   (State or Other               (Commission File Number)       (IRS Employer
   Jurisdiction of                                              Identification No.)
   Incorporation)

3333 Beverly Road, Hoffman Estates, Illinois       60179
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (847) 286-2500


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Item 5.           Other Events.

         On April 22, 1999, the Registrant issued its first quarter earnings press release. A copy of the press release is attached as Exhibit 99(i).

         During the week of April 26, 1999, representatives of the Registrant intend to meet with analysts and investors in England. Attached as Exhibit 99(ii) are excerpts from the presentations to be given at those meetings containing information regarding the businesses of the Registrant.

         Certain of the statements included in Exhibit 99(ii) are forward looking and as such involve risks and uncertainties that could cause actual results to differ materially. The Registrant's forward looking statements are based on assumptions about many important factors, including competitive conditions in the apparel industry, changes in consumer confidence, spending and preference in apparel, general United States economic conditions including interest rate fluctuations and trends in personal bankruptcies, the availability of suitable acquisitions and growth opportunities and normal business uncertainty. While the Registrant believes that its assumptions are reasonable, it cautions that it is impossible to predict the impact of certain factors that could cause actual results to differ materially from predicted results.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The Exhibit Index on page E-1 is incorporated herein by reference.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SEARS, ROEBUCK AND CO.



Date:  April 23, 1999                  By: /s/ JULIAN DAY
                                           ----------------
                                           Julian Day
                                           Executive Vice President and
                                           Chief Financial Officer


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                                    EXHIBITS

99(i)    Sears, Roebuck and Co. press release dated April 22, 1999.

99(ii) Sears, Roebuck and Co. materials to be presented at meetings held in England during the week of April 26, 1999.






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